Exhibit 99.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (the “Agreement”) is entered into as of August 13, 2007, by and between ICAGEN, INC., a Delaware corporation having an office at 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703 (the “Company”), and PFIZER INC, a Delaware corporation having an office at 235 East 42nd Street, New York, New York (“Pfizer”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, the Company and Pfizer are entering into a collaboration relationship (the “Collaboration Relationship”), as set forth in a Collaborative Research and License Agreement of even date herewith between Pfizer and the Company (the “Collaboration Agreement”) and other documents referred to in the Collaboration Agreement.

B. In connection with the various agreements setting forth the terms and conditions of the Collaboration Relationship, Pfizer has agreed to purchase from the Company, and the Company has agreed to issue and sell to Pfizer, upon the terms and conditions stated in this Agreement, up to a maximum of $15,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

C. As set forth herein, the Company has agreed to provide certain registration rights with respect to the shares of Common Stock to be issued and sold pursuant to this Agreement under the Securities Act of 1933, as amended (the “Securities Act”).

D. The Company and Pfizer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act.

E. In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Pfizer hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF COMMON STOCK

1.1. Initial Purchase and Sale of Common Stock. At the First Closing (as defined below) the Company will issue and sell to Pfizer, and Pfizer will purchase from the Company, 2,688,172 shares of Common Stock. The aggregate number of shares of Common Stock to be purchased at the First Closing is hereinafter referred to as the “Initial Shares”. The purchase price for each Initial Share shall be $1.86, which is the closing bid price of the Common Stock as reported on the Nasdaq Global Market as the 4:00 p.m. Eastern Time closing bid price on the business day preceding the execution of this Agreement, being August 10, 2007 (the “Initial Purchase Price”).

1.2. Put Option. For a period beginning on the First Closing Date (as defined below) and ending on the first to occur of (1) the date that is 18 months after the First Closing Date, (2) the termination of the Collaboration Agreement and (3) the termination of the Research Term

(as defined in the Collaboration Agreement) (the “Put Period”), the Company shall have the right and option, exercisable in its sole discretion, to issue and sell to Pfizer, and Pfizer shall be required to purchase from the Company, up to an additional $10,000,000 of Common Stock (the “Put Shares” and, together with the Initial Shares, the “Shares”) pursuant to the terms of this Section 1.2 (the “Put Option”). The Company shall exercise the Put Option in a single tranche, provided that, if the limitation set forth in paragraph (c) below restricts the Company from exercising the Put Option for an aggregate purchase price of $10,000,000 in a single tranche, the Company may exercise the Put Option in two tranches, in which case the first tranche shall be exercisable for the maximum number of Put Shares issuable subject to the limitation set forth in paragraph (c) below and the second tranche shall be exercisable for the remainder of the Put Period for the maximum number of Put Shares then issuable at an aggregate purchase price equal to the difference between $10,000,000 and the aggregate purchase price for the Put Shares issued in the first tranche, subject to the limitation set forth in paragraph (c) below.

(a) Notice of Exercise of Put Option. The Company may elect to exercise the Put Option, in whole or in part, by providing Pfizer with written notice of such intent to exercise (the date of any such notice, a “Put Exercise Date”). Any such notice (each, a “Put Exercise Notice”) shall include (i) the purchase price of each Put Share to be acquired at such Subsequent Closing (as defined below), which shall be equal to the closing bid price of the Common Stock as reported on the Nasdaq Global Market as the 4:00 p.m. Eastern Time closing bid price on the business day prior to the Put Exercise Date, (ii) the number of Put Shares to be issued to and purchased by Pfizer at such Subsequent Closing, (iii) the aggregate purchase price of the Put Shares to be acquired at such Subsequent Closing and (iv) the anticipated Closing Date (as defined below) for such Subsequent Closing.

(b) Restrictions on Exercise. The Company shall not exercise the Put Option during any period beginning on the date on which the Company becomes aware of a Material Development (as defined below) and ending upon the completion of the second full trading day after the public announcement of such Material Development (or such earlier date as the Company concludes that the matters giving rise to such Material Development no longer constitute a Material Development). For the purposes of this Agreement, “Material Development” means a development that would have a material adverse effect upon the business, assets, financial condition or results of operations of the Company. In this context, a Material Development is not generally known to the public and is information that a reasonable investor would consider important in making a decision to purchase or sell Common Stock. In addition, the Company shall not exercise the Put Option during any period when (i) the Company’s shares of Common Stock are not listed on any U.S. national securities market or exchange, (ii) a stop order or suspension of trading shall have been imposed by the Securities and Exchange Commission (the “SEC”) or any other governmental body with respect to public trading in the Common Stock, (iii) a bankruptcy proceeding has been commenced against the Company and not dismissed within 90 days thereof or (iv) an Event of Termination (as defined in the Collaboration Agreement) caused by Icagen pursuant to Section 11.2(a) or 11.2(b) of the Collaboration Agreement has occurred and remains unremedied following notice by Pfizer to Icagen, prior to the applicable Put Exercise Date, of the existence of such Event of Termination.

(c) Exercise Limitation. In no event shall the Company be permitted to exercise the Put Option to the extent that, upon such exercise, the number of Put Shares issuable in such Subsequent Closing would cause the number of shares of Common Stock beneficially owned by Pfizer to exceed 19.99% of the total number of shares of Common Stock of the Company issued and outstanding as of the applicable Put Exercise Date on a post-transaction basis. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”).

1.3. Adjustment. The number of Initial Shares to be purchased by Pfizer at the First Closing pursuant to Section 1.1 and the number of Put Shares to be purchased by Pfizer at any Subsequent Closing pursuant to Section 1.2 shall be proportionately adjusted for any subdivision or combination of Common Stock (by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise).

1.4. The Closings.

(a) The closing of the sale of the Initial Shares to Pfizer (the “First Closing”) will take place on the fifth business day after the “Effective Date” of the Collaboration Agreement, as defined therein, upon the delivery of the following closing deliverables (the “First Closing Date”). At the First Closing: (i) the Company shall deliver to Pfizer an opinion, dated as of the First Closing Date, from Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, in substantially the form attached hereto as Exhibit A; (ii) the Company shall file or have filed with The Nasdaq Stock Market, Inc. (“Nasdaq”) the Notification Form: Listing of Additional Shares with respect to the Shares in accordance with the rules of Nasdaq; (iii) the Company shall deliver to Pfizer a certificate of the Secretary of the Company, dated as of the First Closing Date, certifying as to the incumbency and signatures of the officers executing this Agreement and the resolutions of the Company’s Board of Directors approving this Agreement and the transactions contemplated hereby; (iv) Pfizer shall pay the aggregate Initial Purchase Price of $4,999,999.92 by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to Pfizer prior to the First Closing; and (v) the Company shall deliver to its transfer agent irrevocable instructions to issue to Pfizer one or more stock certificates registered in the name of Pfizer evidencing the Initial Shares.

(b) The closing of any sale of Put Shares to Pfizer (each, a “Subsequent Closing”) will take place on the fifth business day after the date of the Put Exercise Notice (a “Subsequent Closing Date”; each of the First Closing Date and any Subsequent Closing Date being a “Closing Date” and collectively the “Closing Dates”). At each Subsequent Closing: (i) Pfizer will pay the aggregate purchase price of the Put Shares to be acquired at such Subsequent Closing as set forth in the Put Exercise Notice by wire transfer of immediately available funds in accordance with wire instructions previously provided by the Company to Pfizer and (ii) the Company shall deliver to its transfer agent irrevocable instructions to issue to Pfizer one or more stock certificates registered in the name of Pfizer evidencing the Put Shares to be acquired at such Subsequent Closing.

(c) Each Closing will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 or at such other time and place or such other manner as shall be agreed upon by the Company and Pfizer. The stock certificates evidencing Shares issued at each Closing shall bear an appropriate legend referring to the fact that such Shares have not been registered under the Securities Act.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Pfizer that, as of the date hereof, except as set forth in those SEC Documents (as defined below) listed on Exhibit B:

2.1. Subsidiaries. The Company has no direct or indirect subsidiaries.

2.2. Organization and Qualification. The Company is duly organized and validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable). The Company has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business, except where the failure to be so registered or qualified or in good standing would not reasonably be expected to have a Material Adverse Effect, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. As used in this Agreement, “Material Adverse Effect” means a material adverse effect upon the business, assets, financial condition or results of operations of the Company.

2.3. Due Authorization. The Company has all requisite corporate power and authority and has taken all requisite corporate action necessary to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Pfizer, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.4. Non-Contravention. The execution and delivery by the Company of this Agreement, the issuance and sale of the Common Stock to be sold by the Company under this Agreement, and, subject to the Listed Exceptions (as defined below) the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby will not (A) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the Restated Certificate of Incorporation, as amended to date, or the Amended and Restated Bylaws, as amended to date, of the Company, or

(iii) any law, published regulation, ordinance or order of any court of competent jurisdiction or governmental agency, arbitration panel or other governmental authority or Nasdaq applicable to the Company or its properties, except, in the case of clauses (i) and (iii) only, for such conflicts, violations or defaults as would not reasonably be expected to have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, security interest or similar restriction upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such liens, encumbrances, security interests, restrictions or acceleration of obligations as would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement or the valid issuance and sale of the Common Stock to be sold pursuant to this Agreement, except for the Company’s obligation with respect to (a) compliance with the securities and blue sky laws in the states in which the Shares are offered and/or sold, (b) the filing of the Registration Statement (as defined below) with the SEC as contemplated by ARTICLE V of this Agreement, (c) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (d) all required filings with Nasdaq and (e) those consents, approvals, orders or authorizations of or registrations, qualifications, designations, declarations or filings with, any federal, state, or local governmental authority on the part of the Company that have been obtained and will be in effect as of the applicable Closing Date (collectively, the “Listed Exceptions”), all of which Listed Exceptions the Company has complied with or will comply with in a timely fashion.

2.5. Reporting Status. The Company has filed, within the meaning ascribed to such term in General Instruction B to Form 8-K of the SEC rules, in a timely manner all documents that the Company was required to file under the Exchange Act, since February 8, 2005, the date of its initial public offering (the “SEC Documents”). The SEC Documents complied as to form in all material respects as of their respective filing dates with the applicable requirements of the Exchange Act and the rules of the SEC thereunder. None of the SEC Documents as of the respective filing dates thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.6. Capitalization. The authorized capital stock of the Company as of July 31, 2007, consisted of 120,000,000 shares of Common Stock, of which 38,000,153 shares were issued and outstanding as of such date, and 10,000,000 shares of blank check preferred stock, $0.001 par value per share, none of which have been designated. Options to purchase an aggregate of 4,850,372 shares of Common Stock, warrants to purchase an aggregate of 5,363,256 shares of Common Stock and 222,838 restricted stock units were outstanding as of July 31, 2007. Except as disclosed in or contemplated by the SEC Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into and exercisable and exchangeable for, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations other than options granted under the Company’s stock plans. The issued and outstanding shares of the Company’s capital stock have been, and the Shares will be, when issued and paid for in accordance with the Agreement, duly authorized and validly issued, fully paid and nonassessable, and have been, and, with respect to the Shares (assuming the accuracy of the representations and warranties of Pfizer in ARTICLE III), will be, issued in compliance with all applicable federal and state securities laws, and were not, and, with respect to the Shares, will not be, issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. No holder of Common Stock is entitled to preemptive or similar rights.

2.7. Legal Proceedings. Except as disclosed in the SEC Documents, as of the date hereof there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the actual knowledge of the Company, threatened against the Company wherein an unfavorable decision, ruling or finding would reasonably be expected to (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, or (ii) have a Material Adverse Effect.

2.8. No Violations. The Company is not in violation of any material provision of its Restated Certificate of Incorporation, as amended to date, or its Amended and Restated Bylaws, as amended to date, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect, or is in default (and, to the Company’s knowledge, there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which default would be reasonably expected to have a Material Adverse Effect.

2.9. Governmental Permits, Etc. The Company possesses all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of its business as currently conducted, except where such failure to possess would not reasonably be expected to have a Material Adverse Effect.

2.10. Intellectual Property. The Company owns or possesses sufficient rights to use all patents, trademarks, copyrights, licenses, inventions, trade secrets and trade names that are currently necessary for the conduct of its business as now conducted (the “Company Intellectual Property”), except where the failure to own or possess would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice of, or have any actual knowledge of, any infringement by the Company of intellectual property rights of any third party that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and the Company has not received any written notice of any infringement by a third party of any Company Intellectual Property that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

2.11. Financial Statements. The financial statements of the Company and the related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and originally filed with the SEC on March 6, 2007, as amended on April 27, 2007 (the “Company’s 10-K”), and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and filed with the SEC on August 7, 2007 (the “Company’s 10-Q”) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods therein specified. Except as set forth in such financial statements (or the notes thereto), and except for the omission of footnotes or as otherwise permitted by the SEC’s rules and instructions regarding unaudited interim financial statements, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods therein specified.

2.12. Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 thereof relating to certifications.

2.13. No Material Adverse Change. Since the date of the Company’s 10-Q, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been (i) any change, event, circumstance or development that has resulted in a Material Adverse Effect, (ii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iii) any loss or damage (whether or not insured) to the physical property of the Company that has resulted in a Material Adverse Effect.

2.14. No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

2.15. Insurance. The Company carries, or is covered by, insurance of the types and in the amounts that the Company reasonably believes is adequate for its business as currently conducted and as is customary for similarly sized companies engaged in similar businesses in similar industries.

2.16. Tax Matters. The Company has timely filed all material federal, state, local and foreign income and franchise and other tax returns required to be filed by any jurisdiction to which it is subject and has paid all taxes due in accordance therewith, except where the failure to so timely file or pay would not reasonably be expected to result in a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, would reasonably be expected to have, a Material Adverse Effect.

2.17. Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the SEC thereunder.

2.18. No Registration, Integration, etc. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of Pfizer in ARTICLE III hereof, no registration of the Shares under the Securities Act is required in connection with the offer and sale of the Shares by the Company to Pfizer as contemplated by this Agreement. Neither the Company nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act, including, without limitation, integration of the offering of Shares with any prior offering under the Securities Act. The Company is currently eligible to register the resale of Common Stock pursuant to a registration statement on Form S-3 under the Securities Act.

2.19. Related Party Transactions. Except as set forth in the SEC Documents, since January 1, 2007, no transaction has occurred between or among the Company, on the other hand, and its affiliates, officers or directors or any affiliates of any such officer or director, on the other hand, that is required to be disclosed pursuant to Item 404 of Regulation S-K.

2.20. Nasdaq Continued Listing Requirements. The Company is as of the date hereof in compliance with applicable Nasdaq continued listing requirements. As of the date hereof there are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on Nasdaq.

ARTICLE III

PFIZER REPRESENTATIONS, WARRANTIES AND COVENANTS

Pfizer represents, warrants, covenants and acknowledges to the Company, with respect to itself and its purchase hereunder, that:

3.1. Securities Law Representations and Warranties.

(a) Pfizer (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, (ii) has the knowledge, sophistication and experience necessary to make, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of investments in securities issued by the Company and investments in comparable companies, (iii) can bear the economic risk of a total loss of its investment in the Shares and (iv) has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares.

(b) Pfizer is acquiring the Shares in the ordinary course of its business and for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other persons regarding the sale or distribution of such Shares except in accordance with the provisions of ARTICLE V and except as would not result in a violation of the Securities Act.

(c) Pfizer was not organized for the specific purpose of acquiring the Shares.

(d) Pfizer understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of Pfizer’s investment, and Pfizer has full cognizance of and understands all of the risk factors related to Pfizer’s purchase of the Shares. Pfizer understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock.

(e) Pfizer is organized under the laws of the State of Delaware and has a principal office in the State of New York.

(f) Pfizer will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable foreign and state securities laws and the respective rules and regulations promulgated thereunder.

(g) Pfizer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Pfizer’s compliance with, representations, warranties, agreements, acknowledgements and understandings of Pfizer set forth herein in order to determine the availability of such exemptions and the eligibility of Pfizer to acquire the Shares.

(h) Pfizer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares pursuant to this Agreement.

(i) Pfizer acknowledges that the Company has represented that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issuance of the Shares, in any jurisdiction outside the United States where action for that purpose is required. If Pfizer is located or domiciled outside the United States, it agrees to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

(j) Pfizer understands that no disclosure or offering document will be provided or prepared in connection with the offer and sale of the Shares.

(k) Pfizer acknowledges that the Company is required to file reports containing certain business and financial information with the SEC pursuant to the reporting requirements of the Exchange Act, and that Pfizer is able to obtain copies of the SEC Documents filed through the date hereof.

(l) Pfizer has been furnished with all materials relating to the business, financial condition, results of operations, properties, management, operations and prospects of the Company and materials relating to the terms and conditions of the offer and sale of the Shares that have been requested by Pfizer. Pfizer has been afforded the opportunity to ask questions of the Company and has received answers from an authorized representative of the Company that are satisfactory to Pfizer for purposes of confirming Pfizer’s diligence and investigation of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of Pfizer or its representatives or counsel shall modify, amend or affect Pfizer’s right to rely on the Company’s representations and warranties contained herein. Notwithstanding the foregoing, in entering into this Agreement, Pfizer represents that it is relying solely on the representations, warranties, covenants and agreements set forth in this Agreement, which document supersedes and replaces any other written or oral information communicated to Pfizer. Pfizer acknowledges that no third party has made or will make any representation or warranty to Pfizer regarding the adequacy or completeness for Pfizer’s purposes of the information Pfizer has requested.

(m) Pfizer has made its own assessment and is satisfied concerning the relevant tax, legal and other economic considerations relevant to Pfizer’s investment in the Shares and has independently evaluated the merits of its decision to purchase Shares pursuant to this Agreement.

(n) Pfizer acknowledges that its decision to purchase Shares pursuant to this Agreement has been made by Pfizer independently. Pfizer is not in any way acting in concert with or as a group with any third party with respect to (i) the purchase or ownership of the Shares or (ii) the other transactions contemplated by this Agreement. Pfizer acknowledges that no third party has acted as agent for Pfizer in connection with making its investment hereunder and that no third party will be acting as agent of Pfizer in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement.

3.2. Legends. Pfizer understands that the Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

The foregoing legend shall be removed from the certificates representing the Shares, and the Company shall deliver irrevocable instructions to the Company’s transfer agent that a certificate without such legend shall be delivered to Pfizer of such Shares, if (i) (A) the resale of such Shares are registered under the Registration Statement contemplated by ARTICLE V, the Registration Statement is effective for such transfer and a prospectus meeting the requirements of Section 10 of the Securities Act is available with respect to such Shares or (B) the Shares are eligible to be sold pursuant to Rule 144(k) of the Securities Act or any successor rule and (ii) Pfizer delivers to the Company or its transfer agent the legended certificate(s) for such shares and customary representations with respect to the shares as reasonably requested by the Company. If the Company is required to issue unlegended certificates pursuant to this Section

3.2, the Company shall use its reasonable best efforts to (i) cause its counsel to deliver to the Company’s transfer agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act and (ii) deliver or cause to be delivered to Pfizer or its transferee a certificate representing such shares that is free from all restrictive and other legends within five business days of the submission by Pfizer of the legended certificates and the representations required for consummation of such transaction.

3.3. Authorization; Enforcement; Validity. Pfizer has full right, power, authority and capacity (corporate, statutory or otherwise) to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The making and performance of this Agreement by Pfizer and the consummation by Pfizer of the transactions herein contemplated will not violate any provision of the organizational documents of Pfizer or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which Pfizer is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to Pfizer. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of Pfizer for the execution and delivery of this Agreement or the consummation by Pfizer of the transactions contemplated by this Agreement. There is not in effect any order enjoining or restraining Pfizer from entering into or engaging in any of the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding obligation of Pfizer enforceable against Pfizer in accordance with its terms, except (i) to the extent rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4. Certain Trading Limitations. Pfizer (i) represents that on and from the date Pfizer first began discussions with the Company regarding establishing the Collaboration Relationship until the date hereof neither it nor anyone acting on its behalf has, and (ii) covenants that for the period commencing on the date hereof and ending on the later of (A) the first anniversary of the First Closing Date and (B) the Subsequent Closing Date of the second tranche of the Put Option, if the limitation set forth in Section 1.2(c) restricts the Company from exercising the Put Option for an aggregate purchase price of $10,000,000 in a single tranche, or the Subsequent Closing Date of the sole tranche of the Put Option, if the Company is not so restricted by the limitation in Section 1.2(c) (the date described in this clause (B) being hereinafter referred to as the “Trading Limitation Date”), neither it nor anyone acting on its behalf will, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to (collectively, a “Disposition”) the Common Stock of the Company by Pfizer or any other person or entity; provided, however, that (a) Dispositions will be permissible if the Collaboration Agreement or Research Term (as defined in the Collaboration Agreement) is terminated and (b) after the first anniversary of the First Closing Date, Pfizer shall be permitted to sell all of its Shares (along with an assignment of the accompanying registration rights as contemplated by Section 6.13) in a single private transaction exempt from registration under the Securities Act in accordance with the other provisions of this Agreement. Such prohibited hedging or other transactions would include without limitation effecting any short sale or having in effect any short position (whether or not such sale or position is “against the box” and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company. In addition, Pfizer covenants that for the period commencing on the date hereof and ending on the Trading Limitation Date, neither it nor anyone acting on its behalf will buy any Common Stock of the Company, without the prior written consent of the Company, other than pursuant to Section 1.2 of this Agreement.

3.5. No Sale of Shares. Pfizer hereby covenants with the Company not to make any sale of the Shares without (i) complying with the provisions of this Agreement, including Section 5.4 hereof, and (ii) satisfying the requirements of the Securities Act and the rules and regulations promulgated thereunder, including, without limitation, if applicable, causing the prospectus delivery requirement under the Securities Act to be satisfied if Pfizer is notified by the Company pursuant to Section 5.2(c) hereof that the conditions specified in Rule 172(c) of the Securities Act were not satisfied and, as a result thereof, Pfizer is required to deliver a Prospectus (as defined below) in connection with any disposition of Registrable Securities (as defined below). Pfizer acknowledges that there may occasionally be times when the Company determines that, subject to the limitations of Section 5.5, it must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, an appropriate report has been filed by the Company with the SEC pursuant to the Exchange Act or until the Company has amended or supplemented such prospectus. Pfizer hereby covenants that it will not sell any Shares pursuant to the Registration Statement during the period commencing at the time at which the Company gives Pfizer written notice of any Suspension, as defined in Section 5.5, of the use of the Registration Statement and ending at the time the Company gives Pfizer written notice that Pfizer may thereafter effect sales pursuant to the Registration Statement.

3.6. Voting. Pfizer shall, and hereby does, constitute and appoint the President and the Treasurer of the Company, and each of them, with full power of substitution, as the proxies of Pfizer with respect to matters on which Pfizer is entitled to vote as a holder of Common Stock, and hereby authorizes each of them to represent and to vote (i) all of Pfizer’s Shares with respect to matters other than a merger or acquisition of the Company, the disposition of all or substantially all of the Company’s assets, or a change of control of the Company, and (ii) if on the record date for any vote of Common Stock of the Company Pfizer holds greater than 10% of the outstanding shares of Common Stock, any of Pfizer’s Shares in excess of the number of shares equal to 10% of the outstanding shares of Common Stock, with respect to matters related to a merger or acquisition of the Company, the disposition of all or substantially all of the Company’s assets, or a change of control of the Company, in the same manner and in the same proportion as shares of Common Stock held by other shareholders of the Company are voted on such matters. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company in connection with the transactions contemplated by this Agreement and the Collaboration Agreement and, as such, is coupled with an interest and shall be irrevocable. Pfizer hereby revokes any and all previous proxies with respect to voting such Shares and shall not hereafter purport to grant any other proxy or power of attorney with respect to voting any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares. Notwithstanding the foregoing, if both (a) the Company issues Common Stock that represents more than 10% of the then outstanding Common Stock of the Company to a third party strategic investor in connection with a collaboration agreement and (b) the voting rights granted to such third party contain fewer restrictions than those contained in this Section 3.6, then Pfizer’s voting rights herein shall be deemed to be automatically modified so as to make such rights no less favorable to Pfizer than those granted to the third party strategic investor.

3.7. Registration Questionnaire. Pfizer shall provide the Company, at the time it provides the Registration Request (as defined in Section 5.1), with a completed Registration Questionnaire in the form attached hereto as Exhibit C (the “Registration Questionnaire”) for use in preparation of the Registration Statement, and the information contained in such completed Registration Questionnaire shall be true and correct in all material respects as of the date of the Registration Request and will be true and correct on the effective date of the Registration Statement. Pfizer covenants that, upon the Company’s reasonable written request, it will promptly notify the Company of any changes in such information or other information as the Company may reasonably request in connection with any registration referred to in ARTICLE V.

3.8. No Advice. Pfizer understands that nothing in this Agreement or any other materials presented to Pfizer in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Pfizer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.9. Patriot Act. Pfizer represents and warrants to, and covenants with, the Company that (i) Pfizer is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control, (ii) Pfizer, its subsidiaries, affiliated companies, officers, directors and partners, and to Pfizer’s knowledge, its employees and agents, are not on the List of Specially Designated Nationals and Blocked Persons (“SDN List”) maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to Pfizer’s knowledge after reasonable investigation, all of the funds to be used to acquire the Shares are derived from legitimate sources and are not the product of illegal activities, and (iv) Pfizer is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

3.10. Broker-Dealer. Pfizer is not a registered broker-dealer, is not engaged in the business of a broker-dealer and is not an affiliate of a registered broker-dealer.

3.11. General Solicitation. Pfizer is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding such Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.12. Treatment of Non-Public Information. Pfizer agrees (a) to hold the existence, terms and conditions of this Agreement, the Collaboration Agreement and the transactions contemplated hereby and thereby in confidence and not to disclose the same to any other person until such time as the Company files with the SEC a Current Report on Form 8-K disclosing such matters or publicly announces the same, and (b) to hold certain other matters disclosed to it by the Company in confidence and not to disclose the same to any other person until such time as the Company files with the SEC a report publicly disclosing such information. Pfizer understands that the federal securities laws impose restrictions on trading based on information regarding such matters.

3.13. SEC Reports. Pfizer has reviewed the Company’s 10-K, the Company’s 10-Q and all subsequent filings made by the Company under the Exchange Act.

ARTICLE IV

COVENANTS

4.1. Certain Future Financings and Related Actions. Without the prior consent of Pfizer, the Company shall not cause the sale of the Shares contemplated by this Agreement to be integrated with future offerings by the Company in a manner that would require the registration under the Securities Act of the sale of the Shares to Pfizer.

4.2. Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares contemplated by this Agreement for the funding of its research and development programs described in the Company’s 10-K and the Company’s 10-Q and otherwise for general corporate purposes.

4.3. Securities Law Compliance. Pfizer covenants and agrees that it will not make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.

4.4. Listing of Shares on Nasdaq. Promptly following the date hereof, the Company shall take all necessary action to cause the Initial Shares to be listed on the Nasdaq Global Market. Promptly following each Put Exercise Date, the Company shall take all necessary action to cause the applicable Put Shares to be listed on the Nasdaq Global Market no later than the applicable Subsequent Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and will take such other action as is necessary to cause such Common Stock to be so listed.

4.5. Publicity. The parties recognize that each party may from time to time desire to issue press releases and make other public statements or disclosures regarding the subject matter of this Agreement. In such event, the party desiring to issue a press release or make a public statement or disclosure shall provide the other party with a copy of the proposed press release, statement or disclosure for review and prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, a party may (a) disclose the existence and terms of this Agreement under obligations of confidentiality to agents, advisors, contractors, investors, acquirors and sublicensees, and to potential agents, advisors, contractors, investors, acquirors and sublicensees, in connection with such party’s activities hereunder or its financing or strategic activities and (b) disclose the existence, terms and subject matter of this Agreement where required, as reasonably determined by the disclosing party, by applicable law or regulation, including without limitation the securities laws, by applicable stock exchange or stock market rule or by order of a court or other legal process; provided that, in the case of this clause (b) only, the announcing party shall use reasonable efforts to provide the other party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release or publication thereof to afford such other party a reasonable opportunity to review and comment upon the proposed text prior to such public announcement; and provided, further, that, the failure of such other party or its counsel to respond to such proposed announcement prior to the scheduled release shall be deemed approval of same and no such review and comment shall inhibit the announcing party from complying with applicable law or regulation, including without limitation the securities laws, applicable stock exchange or stock market rules or an order of a court or other legal process.

ARTICLE V

REGISTRATION OF SHARES; COMPLIANCE WITH THE SECURITIES ACT

5.1. Registration Right. At any time after the later of (a) the first anniversary of the First Closing Date and (b) the Trading Limitation Date, Pfizer may request, in writing, that the Company effect the registration on Form S-3 (or such other form as may be required) (the “Registration Statement”) to enable the resale by Pfizer on an immediate, delayed or continuous basis under Rule 415 of the Securities Act of (i) the Shares and (ii) any shares of Common Stock issued or issuable in respect of the Shares by virtue of any stock split, stock dividend, recapitalization or similar event (the “Registrable Securities”; such request, the “Registration Request”). Notwithstanding the foregoing, the term Registrable Securities shall not include (A) any securities that have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement, (B) any securities that have been publicly sold pursuant to Rule 144 or (C) any securities that Pfizer may sell or transfer in compliance with Rule 144 under the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder. The Company shall not be required to effect more than one registration pursuant to this ARTICLE V.

5.2. Registration Procedures and Expenses. Following receipt of the Registration Request, the Company shall:

(a) subject to receipt of necessary information from Pfizer, including the information requested in the Registration Questionnaire, use its reasonable best efforts to prepare and file the Registration Statement with the SEC on or prior to the 30th calendar day following receipt of the Registration Request (the “Filing Date”);

(b) use its reasonable best efforts, subject to receipt of necessary information from Pfizer, including the information requested in the Registration Questionnaire, to cause the Registration Statement to become effective within 90 calendar days after the Filing Date, or within 120 calendar days after the Filing Date if the SEC determines to review such Registration Statement;

(c) use its reasonable best efforts, subject to the provisions of Section 5.5 below, to (i) comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, (ii) promptly prepare and file with the SEC such amendments and supplements to the Registration Statement, (iii) promptly prepare and file with the SEC the Prospectus, as defined below, including any supplement or amendment thereof, used in connection therewith, (iv) promptly inform Pfizer in writing if, at any time during the Registration Period (as defined below), the Company becomes aware of the fact that it does not satisfy the conditions specified in Rule 172(c) of the Securities Act and, as a result thereof, Pfizer is required to deliver a Prospectus in connection with any disposition of Registrable Securities, and (v) take all such other actions as may be reasonably necessary to keep the Registration Statement current and effective, in each case, for a period (the “Registration Period”) not exceeding the earliest of (A) one year after the Filing Date, (B) the date on which all Registrable Securities then held by Pfizer may be sold or transferred in compliance with Rule 144 under the Securities Act (or any other similar provisions then in force) without any volume or manner of sale restrictions thereunder, or (C) such time as all Registrable Securities held by Pfizer have been sold (1) pursuant to a registration statement, (2) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (3) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(d) during the Registration Period, promptly furnish to Pfizer with respect to the Registrable Securities registered for the account of Pfizer under the Registration Statement such reasonable number of copies of the Prospectus as Pfizer may request, including any supplements to or amendments to the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by Pfizer;

(e) during the Registration Period, promptly take such action as may be necessary to qualify, or obtain, an exemption for the Registrable Securities under such of the state securities laws of United States jurisdictions as shall be necessary to qualify, or obtain an exemption for, the sale of the Registrable Securities in states specified in writing by Pfizer; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented, subject itself to general taxation in any such jurisdiction or provide any undertakings that cause the Company undue expense or burden;

(f) bear all expenses in connection with the procedures in paragraphs (a) through (e) and (g) of this Section 5.2 and the registration of the Registrable Securities pursuant to the Registration Statement, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with Nasdaq); (ii) fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (iii) expenses of printing or copying (including printing certificates for the Registrable Securities and copying Prospectuses); (iv) all application and filing fees, if any, in connection with listing of the Registrable Securities with Nasdaq; and (v) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company; provided, however, that Pfizer shall be responsible for paying the underwriting commissions or brokerage fees, taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of Pfizer’s Registrable Securities, and (except as set forth in Section 5.5) fees and expenses, if any, of counsel or other advisors to Pfizer. The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

(g) during the Registration Period, advise Pfizer promptly, but in any event within two business days, by e-mail, fax or other type of communication, and, if requested by such person, confirm such advice in writing: (i) after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose, or any other order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Securities under state securities or “blue sky” laws; and it will, subject to the provisions of Section 5.4 below, promptly use its reasonable best efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal at the earliest possible moment if such stop order or other order should be issued; (ii) when the Prospectus or any supplements to or amendments of the Prospectus have been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; and (iii) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to Pfizer that pertain to Pfizer as Selling Stockholder or to the Plan of Distribution (as defined below), but not information which the Company believes would constitute material and non-public information);

(h) except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement, include in the Registration Statement the “Plan of Distribution” attached hereto as Exhibit D;

(i) neither the Company nor any of its securities holders may include securities of the Company (other than the Shares) in any Registration Statement filed pursuant to this Agreement unless (A) required under the terms of any registration rights provisions set forth in any of the agreements listed as exhibits to the Company’s 10-K or (B) otherwise agreed to by Pfizer, and the Company shall not during the Registration Period enter into any agreement in contravention of the foregoing;

(j) not less than three business days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (other than (i) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any similar or successor reports or other documents incorporated by reference therein and (ii) any post-effective amendment de-registering Shares at the end of the Registration Period), the Company shall furnish to Pfizer copies of the “Selling Stockholder” section of such document, the “Plan of Distribution,” and any risk factor contained in such document that addresses specifically this transaction or Pfizer, as proposed to be filed (the date any such document is provided to Pfizer being hereinafter referred to as the “Notice Date”), which documents will be subject to the review and comment (but not approval) of Pfizer and its counsel; provided that, the failure of Pfizer or its counsel to respond to such proposed documents within two business days after the Notice Date shall be deemed approval of same; and provided, further, that no such review and comment shall inhibit the Company from filing the Registration Statement, any Prospectus or any such amendment or supplement within five business days after the Notice Date or otherwise from complying with its obligations hereunder;

(k) respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as practicable, provide to Pfizer copies of all material correspondence from and to the SEC relating to such Registration Statement that would not result in the disclosure to Pfizer of material and non-public information concerning the Company;

(l) comply in all material respects with the provisions of the Securities Act, the Exchange Act and all rules of the SEC promulgated thereunder with respect to the Registration Statement and the disposition of all Registrable Securities covered by the Registration Statement; and

(m) upon any sale of Registrable Securities pursuant to the Registration Statement for the account of Pfizer, cooperate with Pfizer to facilitate the timely preparation and delivery of stock certificates representing such Registrable Securities to be delivered to the transferee thereof pursuant to the Registration Statement, which certificates shall be free of all restrictive legends; provided, that the delivery of such certificates shall be subject to the payment by Pfizer of any transfer taxes, if applicable.

5.3. Registration Defaults.

(a) If the Registration Statement (i) has not been filed within 30 calendar days after receipt of the Registration Request, (ii) has not been declared effective by the SEC within 90 calendar days after the Filing Date, if the SEC determines not to review such Registration Statement, (iii) has not been declared effective by the SEC within 120 calendar days after the Filing Date, if the SEC determines to review such Registration Statement, or (iv) after such Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, other than for the time periods permitted by the last sentence of Section 5.4(c) (each such event referred to in clauses (i), (ii), (iii) and (iv), a “Registration Default “), for any 30-day period or portion thereof (a “Penalty Period “) during which the Registration Default remains uncured (which initial 30-day period shall commence on the date of such Registration Default), the Company shall promptly pay, in cash, to Pfizer 1% of Pfizer’s aggregate purchase price for Pfizer’s Registrable Securities purchased pursuant to this Agreement for each Penalty Period during which the Registration Default remains uncured (a “Registration Penalty”); provided, however, that if Pfizer fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to Pfizer, then the commencement of the

Penalty Period described above shall be extended until two business days following the date of receipt by the Company of such required information from Pfizer; provided further, that the amount payable to Pfizer hereunder for any partial Penalty Period shall be prorated for the number of actual days during such Penalty Period during which a Registration Default remains uncured; and provided further that in no event shall the Company be required to pay to Pfizer pursuant to this Section 5.3(a) an aggregate amount that exceeds 10% of the aggregate purchase price paid by Pfizer for the Shares. Notwithstanding anything to the contrary contained in this Section 5.3(a), in no event shall the Company be liable to Pfizer for more than one Registration Penalty with respect to the same Registrable Securities during any 30-day period, even if more than one event giving rise to a Registration Penalty occurs during such 30-day period. The payments provided for in this Section 5.3(a) shall constitute Pfizer’s exclusive monetary remedy for any Registration Default, but shall not affect the right of Pfizer to seek injunctive relief.

(b) Rule 415; Cutbacks. Notwithstanding the other provisions of this Agreement, if at any time the SEC takes the position that some or all of the Registrable Securities may not be included in the Registration Statement because (i) the inclusion of such Registrable Securities violates the provisions of Rule 415 under the Securities Act as a result of the number of shares included in such Registration Statement or (ii) the Registrable Securities cannot be sold as an “at the market offering,” the Company shall (A) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (B) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”). No Registration Penalty shall accrue on any Cut Back Shares until such time as the Company is able to effect the registration of the Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date, all of the provisions of this Section 5.3 (including the Registration Penalty provisions) shall again be applicable to the Cut Back Shares; provided, however, that for such purposes the date on which the Registration Request is received shall be deemed to be the Restriction Termination Date.

5.4. Transfer of Securities; Suspension.

(a) Pfizer agrees that it will not effect any Disposition of the Registrable Securities or its right to purchase the Registrable Securities that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 5.1 or in accordance with the Securities Act, and that, upon the Company’s reasonable written request, it will promptly notify the Company of any changes in the information set forth in the Registration Statement or the Registration Questionnaire regarding Pfizer or its plan of distribution or other information as the Company may reasonably request in connection with any registration referred to in ARTICLE V. The Company shall not be required to file the Registration Statement if Pfizer fails to complete or update the Registration Questionnaire or provide the information requested in the Registration Questionnaire in accordance with this Section 5.4.

(b) Except in the event that paragraph (c) below applies, the Company shall use its reasonable best efforts to, at all times during the Registration Period, promptly prepare and file from time to time with the SEC a post-effective amendment to the Registration

Statement, or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) In the event of (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the Company’s election to delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith judgment of the Board of Directors of the Company, in the best interest of the Company; or (v) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a notice in writing to Pfizer (a “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, Pfizer will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until Pfizer’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used. In the event of any Suspension pursuant to clause (i), (ii) or (iii) above, the Company will use its reasonable best efforts, consistent with the best interests of the Company and its stockholders, to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to Pfizer. The Company shall not disclose in any Suspension Notice any material non-public information giving rise to such Suspension. No Suspension shall exceed 30 consecutive days and, during any 365-day period, Suspensions shall not exceed an aggregate of 90 days.

(d) Upon the written request of Pfizer in connection with Pfizer’s due diligence requirements, if any, the Company shall make available for inspection by (i) Pfizer and (ii) one firm of accountants or other agents retained by Pfizer (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to Pfizer) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (B) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other document contemplated hereby. Pfizer agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

5.5. Indemnification. For the purpose of this Section 5.5, the term “Registration Statement” shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5.1 and the term “Rules and Regulations” means the rules and regulations promulgated under the Securities Act.

(a) Indemnification by the Company. The Company agrees to indemnify, defend and hold harmless Pfizer, its officers, directors, agents, partners, members, managers, trustees and employees, and each person, if any, who controls Pfizer (or any of such other persons) within the meaning of the Securities Act, against any losses, claims, damages, liabilities, costs or expenses to which Pfizer or such other person may become subject (including, without limitation, reasonable legal and other costs and expenses of preparing, investigating or defending, or, if approved in accordance with Section 5.6, settling, compromising or paying such losses, claims, damages, liabilities, costs or expenses) (collectively, “Losses”), as incurred, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434 of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto or (ii) the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement of the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of Pfizer expressly for use in the Registration Statement or Prospectus (including without limitation the information set forth in the Registration Questionnaire) or to the extent that such information relates to Pfizer or Pfizer’s proposed method of distribution, (B) the failure of Pfizer to comply with the covenants and agreements contained in Section 3.5 or 5.4 of this Agreement respecting resale of Registrable Securities, (C) the inaccuracy of any representations made by Pfizer in this Agreement or (D) any untrue statement or omission of a material fact in any Prospectus that is corrected in any subsequent Prospectus that was delivered to Pfizer before the pertinent sale or sales by Pfizer; provided, that (1) the Company has previously advised Pfizer in writing that the Company does not meet the conditions for use of Rule 172 of the Securities Act and that, as a result thereof, Pfizer is obligated to deliver the Prospectus in connection with any sales under the Registration Statement and (2) that delivery of such subsequent Prospectus would have prevented such Losses from occurring.

(b) Indemnification by Pfizer. Pfizer will indemnify, defend and hold harmless the Company, each of its directors, each of its executive officers, including such officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company, each of its directors, each of its executive officers, including such officers who sign the Registration Statement, or such controlling person may become subject, as incurred, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation insofar as such Losses arise out of or are based upon (i) any failure on the part of Pfizer to comply with the covenants and agreements contained in Section 3.5 or 5.4 of this Agreement respecting the sale of the Registrable Securities or (ii) any untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of Pfizer expressly for use therein (including without limitation the information set forth in the Registration Questionnaire). The amount of any payment by Pfizer under this ARTICLE V in respect of any Losses resulting from or arising out of any indemnification or contribution claim shall in no event exceed the net proceeds to Pfizer as a result of the sale of the Shares pursuant to the Registration Statement.

5.6. Indemnification Procedure.

(a) Promptly after receipt by an indemnified party under this ARTICLE V of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this ARTICLE V, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the obligations to indemnify contained in this ARTICLE V to the extent it is not prejudiced as a result of such failure.

(b) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from the indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish to assume the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the opinion of counsel reasonably satisfactory to the indemnifying party, that there is a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence in Section 5.6(b) above (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel where counsel is reasonably necessary, approved by such indemnifying party (such approval not to be unreasonably withheld) representing all of the indemnified parties who are parties to such action), or

(ii) the indemnifying party shall not have counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

The indemnified party shall use reasonable efforts to cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the indemnified party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

(c) Settlement. The indemnifying party shall not be liable for any settlement of any action, claim, suit, investigation, inquiry or proceeding (including, without limitation, any shareholder or derivative action or arbitration proceeding, whether commenced or threatened, with respect to which an indemnified party is entitled to indemnification hereunder (collectively, a “Proceeding”) effected without its written consent, which consent shall not be unreasonably withheld. The indemnifying party shall not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any Proceeding in respect of which any indemnified party is a party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(d) Contribution. If the indemnification provided for in this ARTICLE V is required by its terms but is unavailable to an indemnified party (by reason of public policy or otherwise), then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth in this Section 5.6, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this ARTICLE V was available to such party in accordance with its terms. The provisions set forth in paragraph (a) of this Section 5.6 with respect to the notice of the threat or commencement of any action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (a) for purposes of indemnification.

(e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this ARTICLE V were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this ARTICLE V, Pfizer shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds from the sale of Registrable Securities by Pfizer exceeds the amount of any damages that Pfizer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No party to this Agreement guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the other party to this Agreement who was not guilty of such fraudulent misrepresentation.

5.7. Termination of Conditions and Obligations. The restrictions imposed by ARTICLE III or ARTICLE V upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities upon the termination of the Registration Period with respect to such Registrable Securities.

5.8. Rule 144. At all times prior to the second anniversary of any Closing Date during which there are Registrable Securities outstanding which have not been previously (a) sold to or through a broker or dealer or underwriter in a public distribution, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof, in the case of either clause (a) or clause (b) in such a manner that, upon the consummation of such sale, all transfer restrictions and restrictive legends with respect to such securities are removed upon the consummation of such sale, the Company shall use its reasonable best efforts to:

(i) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(iii) furnish to any holder of Registrable Securities promptly after receipt of a written request therefor (A) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

5.9. Registration of Other Securities. Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, the parties hereto acknowledge that (a) the Company has granted registration rights to other security holders and (b) any Registration Statement prepared, filed and made effective under this ARTICLE V may also cover the resale of securities held by such security holders to the extent that the Company has an obligation to register such securities under any of the agreements listed as exhibits to the Company’s 10-K.

5.10. Withdrawal of Registration Statement. After the termination of the Registration Period, the Company shall be entitled to withdraw the Registration Statement, and Pfizer shall have no further right to offer or sell any of the Shares pursuant to the Registration Statement.

ARTICLE VI

MISCELLANEOUS

6.1. Notices. Except as specifically permitted by Section 5.2(g), all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or similar carrier or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express or similar carrier, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt if sent during the normal business hours of the recipient and, if not, on the next business day, and shall be delivered as addressed as follows:

if to the Company, to:

P. Kay Wagoner, Ph.D.

Icagen, Inc.

4222 Emperor Blvd., Suite 350

Durham, NC 27703

Tel: (919) 941-5206

Fax: (919) 941-0813

Email: kwagoner@icagen.com

with a copy to:

Hal J. Leibowitz

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Tel: (617) 526-6461

Fax: (617) 526-5000

Email: hal.leibowitz@wilmerhale.com

if to Pfizer, to:

Pfizer Inc.

235 East 42nd St .

New York, NY 10017

Attn: General Counsel

Tel:

Fax: (858) 678-8275

Email:

with a copy to:

Chris Wiltshire

Pfizer Inc

10646 Science Center Drive (CB10)

San Diego, CA 92121

Tel: (858) 638-6203

Fax: (858) 678-8275

Email: chris.wiltshire@pfizer.com

or at such other address or addresses as may have been furnished to the other party in writing in accordance with this Section 6.1.

6.2. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Pfizer. Any modification or amendment effected in accordance with this Section 6.2 shall be binding upon the holder of any Shares purchased under this Agreement at the time outstanding, each future holder of such Shares, and the Company.

6.3. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

6.4. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

6.5. Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (b) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (c) references to a person or entity are also to its successors and assigns; (d) references to an “Article”, “Section” or “Exhibit” refer to an Article of, a Section of, or an Exhibit to, this Agreement; and (e) words importing the masculine gender include the feminine or neuter and, in each case, vice versa.

6.6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by either party to this Agreement, except for the Company’s obligations pursuant to Sections 5.5 and 5.6 hereof, all representations, warranties, covenants and agreements made by the Company herein shall survive the execution of this Agreement, the delivery to Pfizer of the Shares being purchased and the payment therefor until the date that is 12 months after the First Closing Date (at which time they shall expire and be of no further force or effect).

6.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

6.8. Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party with respect thereto. Either party hereto may make service on the other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6.1. Nothing in this Section 6.8, however, shall affect the right of either party to serve legal process in any other manner permitted by law.

6.9. WAIVER OF JURY TRIAL. PFIZER AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PFIZER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

6.10. Entire Agreement. This Agreement and the documents referenced herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

6.11. Finders Fees. Neither the Company nor Pfizer nor any affiliate thereof has incurred any obligation that will result in the obligation of the other party to pay any finder’s fee or commission in connection with this transaction.

6.12. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Facsimile signatures shall be deemed originals for all purposes hereunder.

6.13. Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Agreement and the rights of Pfizer under this Agreement may not be assigned by Pfizer without the prior written consent of the Company. Notwithstanding the foregoing, Pfizer shall at any time be entitled to assign its rights under this Agreement to an affiliate of Pfizer; provided that Pfizer shall continue to be bound by the terms of this Agreement and shall cause such affiliate to be bound by the terms of this Agreement. Furthermore, Pfizer shall be entitled to assign its rights together with its related obligations under ARTICLE V of this Agreement to a single transferee of its Common Stock in accordance with Section 3.4 and, for the avoidance of doubt, all references to Pfizer in ARTICLE V of this Agreement shall thereafter be deemed to refer to such transferee.

6.14. Expenses. The Company and Pfizer shall each bear its own expenses in connection with the preparation and negotiation of the Agreement.

6.15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Pfizer and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence.

6.16. Third Party Rights. Except as explicitly set forth in this Agreement, nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

6.17. No Waiver. It is agreed that a waiver by one party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.18. Further Assurances. The parties agree to execute and deliver, at the requesting party’s expense, all such further documents, agreements and instruments and take such other and further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.19. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against either party.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed as of the date first written above.

ICAGEN, INC.

By:	/s/ P. Kay Wagoner
(signature of authorized representative)

Name:	P. Kay Wagoner, Ph.D.

Title:	President and Chief Executive Officer

SIGNATURE PAGE TO PURCHASE AGREEMENT

PFIZER INC

By:	/s/ John LaMattina
(signature of authorized representative)

Name:	John LaMattina

Title:	President, PGRD

Address:	50 Pequot Avenue New London, CT 06320

Contact Name: Kathleen R. O’Connell

Telephone: 212-573-2867

Fax: 212-338-1850

Email: kathleen.r.oconnell@pfizer.com

Tax I.D. or SSN:

Address where Shares should be sent (if different from above):

Address:	Kathleen R. O’Connell
Pfizer Inc
235 East 42nd St.
Mail Stop 235/28/08
New York, NY 10017

EXHIBIT A

Form of Opinion of Counsel

                    , 2007

Pfizer Inc

235 East 42nd Street

New York, New York

Re:	Icagen, Inc.

Ladies and Gentlemen:

This opinion is being furnished to Pfizer Inc (“Pfizer”) pursuant to Section 1.4(a) of the Purchase Agreement dated as of August 13, 2007 (the “Agreement”), by and between Icagen, Inc., a Delaware corporation (the “Company”), and Pfizer. Pursuant to the Agreement, the Company has agreed to issue to Pfizer up to a maximum of $15,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), of which 2,688,172 Shares will be issued to Pfizer at the First Closing. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreement. As such counsel, we have examined and are familiar with and have relied upon the following documents:

(a)	the Certificate of Incorporation and Bylaws, each as amended to date, of the Company;

(b)	a Certificate of the Secretary of State of the State of Delaware, dated , 2007, attesting to the continued legal existence and corporate good standing of the Company in Delaware (the “Domestic Certificate”);

(c)	a Certificate of the Secretary of State of the State of North Carolina, dated , 2007, attesting to the good standing and due qualification of the Company to transact business in the State of North Carolina (the “Foreign Qualification Certificate”);

(d)	the Agreement;

(e)	an Officers’ Certificate from the Company, dated as of the date hereof, attesting to the accuracy of the representations and warranties of the Company set forth in Article II of the Agreement and as to certain other matters; and

(f)	a Secretary’s Certificate from the Company, dated as of the date hereof, attesting to certain resolutions adopted by the Board of Directors and the incumbency of certain officers of the Company.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all corporate and stock records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Company and upon the representations and warranties made by Pfizer and the Company in the Agreement. We have not attempted to verify independently such facts. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body, agency or other filing office in any jurisdiction in connection with the preparation of this letter.

For purposes of this opinion, we have assumed that the Agreement has been duly authorized, executed and delivered by Pfizer, and that Pfizer has all requisite power and authority to effect the transactions contemplated by the Agreement. We have also assumed that the Agreement is the valid and binding obligation of Pfizer and is enforceable against Pfizer in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or competence of Pfizer.

For purposes of this opinion we have assumed that the Board of Directors of the Company has complied with its fiduciary duties in connection with the transactions contemplated by the Agreement.

Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court. We are expressing no opinion herein as to the enforceability of Sections 5.5 and 5.6 of the Agreement. We are expressing no opinion herein with respect to compliance by the Company with state securities or “blue sky” laws, or with any state or federal securities antifraud laws.

We also express no opinion herein as to any provision of any agreement (a) which may be deemed to or construed to waive any right of the Company, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provisions of the Agreement on the validity or enforceability of any other provisions thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of the Agreement may not be waived or modified except in writing, (h) relating to choice of law, consent to jurisdiction or choice of forum or (i) relating to waiver of a jury trial.

Our opinions expressed in paragraph 1 below, insofar as they relate to the valid existence, due qualification and good standing of the Company, are based solely on the Domestic Certificate and the Foreign Qualification Certificate and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective dates of such certificates. We express no opinion as to the tax good standing of the Company in any jurisdiction.

For purposes of our opinions in paragraphs 5, 6 and 7 below, with respect to factual matters, we have relied upon representations made by Pfizer in Article III of the Agreement and have assumed (without any independent investigation) the accuracy of such representations. For purposes of our opinions in paragraphs 5, 6 and 7 below, we have also assumed that in connection with the offer and sale of securities to Pfizer, neither the Company nor any person acting on its behalf has engaged in any form of “general solicitation or general advertising” within the meaning contemplated by Rule 502(c) of Regulation D.

With respect to factual matters, our opinion in paragraph 8 below is based solely on the Officers’ Certificate, which we assume (without any independent investigation) to be accurate in all respects.

We are opining herein solely as to the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we are opining below, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. We note that the Agreement states that it is governed by New York law.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Agreement will be identical to the facts and law governing its performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted, to enter into and perform its obligations under the Agreement, and to carry out the transactions contemplated by the Agreement. The Company is duly qualified to do business and is in good standing in the State of North Carolina.

2.	The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

3.	The Shares have been duly authorized by all necessary corporate action on the part of the Company. The Shares, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable.

4.	The execution and delivery by the Company of the Agreement, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement has been duly executed and delivered by the Company. The Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.	The execution and delivery by the Company of the Agreement, and the consummation by the Company of the transactions contemplated thereby, does not (a) violate the provisions of any U.S. federal or Massachusetts state law, rule or regulation applicable to the Company or the Delaware General Corporation Law statute; (b) violate the provisions of the Company’s Certificate of Incorporation or Bylaws, each as amended to date; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company of which we are aware.

6.	Based in part on the representations of Pfizer in Article III of the Agreement, the offer, issuance and sale of the Shares pursuant to the Agreement are exempt from registration under the Securities Act of 1933, as amended, it being understood that no opinion is expressed herein as to any subsequent resale of the Shares.

7.	Based in part on the representations of Pfizer in Article III of the Agreement, other than any filings contemplated by Section 2.4 of the Agreement, no filing, consent, approval, authorization or qualification of or with any United States federal or Massachusetts state court, governmental authority or agency is required for the issuance and sale by the Company of the Shares, except with respect to state securities or Blue Sky laws, as to which we express no opinion.

8.	The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

This opinion is provided to Pfizer as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion is rendered only to Pfizer and is solely for the benefit of Pfizer in connection with the transactions contemplated by the Agreement. This opinion may not be relied upon by Pfizer for any other purpose, nor may this opinion be provided to, quoted to or relied upon by any other person or entity for any purpose without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:
Hal J. Leibowitz, a Partner

EXHIBIT B

SEC Documents

The Company’s Annual Report on Form 10-K originally filed with the SEC on March 6, 2007, as amended on April 27, 2007

The Company’s Current Report on Form 8-K filed with the SEC on April 4, 2007

The Company’s Definitive Proxy Statement filed with the SEC on April 30, 2007

The Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2007

The Company’s Current Report on Form 8-K filed with the SEC on June 22, 2007

The Company’s Current Report on Form 8-K filed with the SEC on July 2, 2007

Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed with the SEC on July 6, 2007

The Company’s Current Report on Form 8-K filed with the SEC on July 24, 2007

The “filed” portions of the Company’s Current Report on Form 8-K filed with the SEC on August 3, 2007

The Company’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2007

EXHIBIT C

Registration Questionnaire

The undersigned beneficial owner of shares of common stock, par value $0.001 per share (the “Common Stock”), of Icagen, Inc. (the “Company”) purchased pursuant to the Purchase Agreement, dated August 13, 2007 (the “Purchase Agreement”), by and between the Company and Pfizer Inc (“Pfizer”) (such shares, the “Registrable Securities”), understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Purchase Agreement. A copy of the Purchase Agreement is available from the Company upon request. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement. Pursuant to Section 3.7 of the Purchase Agreement, the undersigned hereby provides the following information to the Company for use in connection with the preparation of the Registration Statement contemplated by Section 5.1 of the Purchase Agreement and represents and warrants that such information is true, complete and accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder.

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Persons (which means natural persons who directly or indirectly alone or with others have power to vote or dispose of the securities covered by the questionnaire):

(d)	Social Security Number or Taxpayer Identification Number of Registered Holder (or if different, the Selling Securityholder):

2.	Address for Notices to Selling Securityholder.

Address:

Telephone:

Fax:

Email:

Contact Person:

3.	Beneficial Ownership of Registrable Securities.

(a)	Type and Number of Registrable Securities beneficially owned:

4.	Broker-Dealer Status.

(a)	Are you a broker-dealer?

Yes ☐ No ☐

Note:	If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer? (For purposes of this Registration Questionnaire, an “affiliate” of, or person “affiliated” with, a specific person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.)

Yes ☐ No ☐

(c)	If you are an affiliate of a broker-dealer, identify the registered broker-dealer and describe the nature of the affiliation.

(d)	Do you certify that you acquired the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

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5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company.

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution.

Except as set forth below, the undersigned intends to distribute pursuant to the Registration Statement the Registrable Securities in accordance with the “Plan of Distribution” set forth in Exhibit D to the Purchase Agreement.

State any exceptions here:

Pursuant to Section 3.7 of the Purchase Agreement, the undersigned agrees that, upon the Company’s reasonable written request, it will promptly notify the Company of any changes in the information contained herein or other information as the Company may reasonably request in connection with any registration referred to in Article V of the Purchase Agreement.

Pursuant to Sections 3.5 and 5.4 of the Purchase Agreement, the undersigned acknowledges that the Company may, by written notice to the undersigned, require that the undersigned immediately cease sales of Registrable Securities pursuant to the Registration Statement under certain circumstances described in the Purchase Agreement. At any time that

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such notice has been given, the undersigned may not sell Registrable Securities pursuant to the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Registration Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED REGISTRATION QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Stacy D. Krause
WilmerHale
60 State Street
Boston, MA 02109
Tel: 617-526-6683
Fax: 617-526-5000
Email: stacy.krause@wilmerhale.com

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EXHIBIT D

Plan of Distribution

The selling stockholder, or its pledgees, donees, transferees, or any of their successors in interest selling shares received from the named selling stockholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus (all of whom may be selling stockholders), may offer and sell the shares covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an over-the-counter distribution in accordance with the rules of The Nasdaq Global Market;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	in privately negotiated transactions;

(f)	short sales;

(g)	in options transactions;

(h)	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

The selling stockholders may also transfer the shares by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the shares.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per security. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares in accordance with Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling

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stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the securities.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

Each selling stockholder who is an affiliate of a broker-dealer has represented and warranted to us that he acquired the shares subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of his purchase of such shares such selling stockholder had no agreements, plans or understandings, directly or indirectly, with any person to distribute any such securities. As such, they are not underwriters within the meaning of Section 2(11) of the Securities Act. We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Commission.

We have agreed to indemnify in certain circumstances the selling stockholders against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The shares offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earliest of one year after the date this registration statement is filed, the date on which all shares eligible for sale under this registration statement held by selling stockholders may be sold or transferred in compliance with Rule 144 under the Securities Act without any volume or manner of sale restrictions or the date on which the selling stockholders have sold all of the shares eligible for sale under this registration statement pursuant to a registration statement, to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or in a transaction exempt from the registration and prospectus

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delivery requirements of the Securities Act under Section 4(1). We have agreed to pay all expenses in connection with this offering, but not including underwriting commissions or brokerage fees, taxes of any kind and any expenses of counsel or other advisors to the selling stockholders.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will not receive any proceeds from sales of any shares by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby.

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